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                                                                     EXHIBIT 3.1


                                    CHARTER

                                      OF

                        COMMUNITY NATIONAL CORPORATION



                                   ARTICLE I

                                Corporate Name

     The name of the corporation is Community National Corporation (the "Corporation").


                                  ARTICLE II

                          Registered Office and Agent

     The street address and zip code of the Corporation's registered office are 19 Natchez Trace Drive, Lexington, Tennessee 38351. The Corporation's registered office is located in Henderson County. The name of the Corporation's initial registered agent at its registered office is Howard Tignor.


                                  ARTICLE III

                               Principal Office

     The street address and zip code of the Corporation's principal office are 19 Natchez Trace Drive, Lexington, Tennessee 38351.


                                  ARTICLE IV

                              Purpose and Powers

     The purpose or purposes for which the Corporation is organized are to engage in any lawful business for which corporations may be incorporated pursuant to the laws of Tennessee. The Corporation shall have all the powers of a corporation organized under such laws. The Corporation is for profit.


                                   ARTICLE V

                                 Capital Stock

     The total number of shares of all classes of capital stock which the Corporation has authority to issue is 10,000,000, of which 8,000,000 shares shall be common stock, par value $1.00 per share, and of which 2,000,000 shares shall be preferred stock, par value $1.00 per share. The shares may be issued from time to time as authorized

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by the board of directors without the approval of the Corporation's shareholders except as otherwise provided in this Article V. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. The consideration for the shares, other than cash, shall be determined by the board of directors in accordance with the provisions of the Tennessee Business Corporation Act. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the relative powers, designations, preferences and rights of the shares of each class of and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

     (A) Except as provided in this Article V (or in any amendments thereto) the holders of common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors.

     In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preferences over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

     Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

     (B) The board of directors of the Corporation is authorized to amend this Charter, by adoption of articles of amendment effective without shareholder approval, to provide for the issuance of serial preferred stock in series and to fix the preferences, limitations and relative rights of each such series, including, but not limited to, determination of any of the following:

         (1) the distinctive designation for each series and the number of shares constituting such series;

         (2) the voting rights, full, conditional or limited, of shares of such series;

         (3) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which, such shares may be redeemed;

         (4) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

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         (5)    the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

         (6) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

         (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (8) the price or other consideration for which the shares of such series shall be issued;

         (9) whether the shares of such series that are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock; and

         (10) any other designations, preferences, limitations or rights that are now or hereafter permitted by applicable law and are not inconsistent with the provisions of this Charter.

     Each share of each series of serial preferred stock shall have the same preferences and relative rights as, and be identical in all respects with, all other shares of the same series.


                                  ARTICLE VI

                               Preemptive Rights

     No shareholder of the Corporation shall have, as a matter of right, the preemptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such shares.


                                  ARTICLE VII

                             Acquisition of Shares

     The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the shareholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine, subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

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                                 ARTICLE VIII

                    Shareholder Meetings; Cumulative Voting

     (A) A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Where voting is by voting group, a majority of the votes entitled to be cast on any matter by each voting group constitutes a quorum of each such voting group for action on that matter. If less than a majority of such shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

     (B) Special meetings of shareholders may be called at any time, but only by the board of directors or a committee of the board of directors that has been duly designated by the board of directors.

     (C) There shall be no cumulative voting by shareholders of any class or series in the election of directors of the Corporation.


                                  ARTICLE IX

                                   Directors

     The number of directors of the Corporation shall be such number, neither fewer than three nor more than fifteen (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be set forth from time to time in or in accordance with the bylaws, provided that no action shall be taken to decrease or increase the number of directors unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled only by a vote of at least two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the next meeting of shareholders at which directors are elected.

     At the first meeting of shareholders of the Corporation, the board of directors of the Corporation shall be divided into three classes as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, which classes shall be designated Class I, Class II and Class III. At such meeting of shareholders, directors assigned to Class I shall be elected to hold office for a term expiring at the first succeeding annual meeting of shareholders thereafter, directors assigned to Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting thereafter, and directors assigned to Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each annual meeting of shareholders of the Corporation, directors of classes the terms of which expire at such annual meeting shall be elected for terms of three years. Notwithstanding the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

     Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of

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any incumbent director.  Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

     Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article IX. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.


                                   ARTICLE X

                     Notice for Nominations and Proposals

     (A) Nominations for the election of directors and proposals for any new business to be taken up at any annual meeting of shareholders may be made by the board of directors of the Corporation or by any shareholder of the Corporation entitled to vote generally in the election of directors. Only business within the purpose or purposes described in the notice of a special meeting may be conducted at the special meeting. In order for a shareholder of the Corporation to make any such nominations and/or proposals, he shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the Corporation not fewer than 30 days nor more than 60 days prior to any such meeting; provided, however, that if notice or public disclosure of the meeting is effected fewer than 40 days before the meeting, such written notice shall be delivered or mailed, as prescribed, to the secretary of the Corporation not later than the close of the 10th day following the day on which notice of the meeting was mailed to shareholders. Each such notice given by a shareholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (2) the principal occupation or employment of each such nominee; (3) the number of shares of stock of the Corporation which are beneficially owned by each such nominee; (4) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected; and, (5) as to the shareholder giving such notice, (a) his name and address as they appear on the Corporation's books and (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

     (B) Each such notice given by a shareholder to the secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(2) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (3) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (4) any material interest of the shareholder in such business. Notwithstanding anything in this Charter to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article X.

     (C) The chairman of the annual meeting of shareholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding or annual meeting of the shareholders taking place thirty days or more

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thereafter.  This provision shall not require the holding of any adjourned or special meeting of shareholders for the purpose of considering such defective nomination or proposal.


                                  ARTICLE XI

                             Removal of Directors

     Notwithstanding any other provision of this Charter or the bylaws of the Corporation, no director of the Corporation may be removed at any time unless for cause and upon the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose, except as otherwise required by law.


                                  ARTICLE XII

                      Elimination of Directors' Liability

     Directors of the Corporation shall have no liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XII shall not eliminate liability of a director for: (A) any breach of the director's duty of loyalty to the Corporation or its shareholders; (B) acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; or
(C) unlawful distributions under Section 48-18-304 of the Tennessee Business Corporation Act.

     If the Tennessee Business Corporation Act is amended or other Tennessee law is enacted to permit further elimination or limitation of the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended, or by such other Tennessee law, as so enacted. Any repeal or modification of this Article XII or subsequent amendment of the Tennessee Business Corporation Act or enactment of other applicable Tennessee law shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, modification, amendment or enactment.


                                 ARTICLE XIII

                                Indemnification

     (A) (1)    Except as provided in Section (B) of this Article XIII, the
Corporation shall indemnify any director who is made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative ("proceeding"), because he is or was a director against liability incurred in such proceeding if: (a) he conducted himself in good faith; (b) he reasonably believed, (i) in the case of conduct in his official capacity with the Corporation, that his conduct was in the Corporation's best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (2) The Corporation shall further indemnify any director and any officer who is not a director who was wholly successful, on the merits or otherwise, in the defense of any proceedings to which he was a party because he is or was a director or officer of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

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     (B) The Corporation shall not indemnify a director in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     (C) The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (1) the director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Subsection (A)(1) of this Article XIII; (2) he provides the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this
Article XIII.

     (D) The Corporation may not indemnify a director under Subsection (A)(1) of this Article XIII unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard set forth in Subsection (A)(1) of this Article XIII. The determination shall be made:

         (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

         (2) If a quorum cannot be obtained under Subsection (1) of this Section (D), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

         (3)    By independent special legal counsel;

                (a) Selected by the board of directors or its committee in the manner prescribed in Subsections (1) or (2) of this Section (D);

                (b) If a quorum of the board of directors cannot be obtained under Subsection (1) of this Section (D) and a committee cannot be designated under Subsection (2) of this Section (D), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

         (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     (E) Authorization of indemnification under Subsection (A)(1) of this
Article XIII and evaluation that indemnification is permissible under Subsection
(A)(1) of this Article XIII shall be made in the same manner as the determination that indemnification is permissible, except that, if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Subsection (D)(3) of this Article XIII to select counsel.

     (F) The Corporation may indemnify and advance expenses to an officer, employee or agent of the Corporation who is not a director to the same extent as a director hereunder.

     (G) The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, employee benefit plan or other enterprise,

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against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify him against the same liability hereunder.

     (H) It is the intention of this Article XIII to provide for indemnification of directors and officers to the fullest extent permitted by the Tennessee Business Corporation Act, and this Article XIII shall be interpreted accordingly. If this Article XIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article XIII that shall not have been invalidated and to the full extent permitted by applicable law. If the Tennessee Business Corporation Act is amended or other Tennessee law is enacted to permit further or additional indemnification of a director, officer, employee or agent of the Corporation, then the indemnification of such director, officer, employee or agent shall be to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended, or by such other Tennessee law.

     (I) The indemnification and advance payment of expenses provided by this
Article XIII shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     (J) The indemnification provided by this Article XIII shall be deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this Article XVII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by this Article XIII shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to his heirs, executors and administrators.


                                  ARTICLE XIV

               Restrictions on Voting Rights of Certain Holders

     (A) Restriction on Voting Rights of Certain Holders.  If, at any time after
         -----------------------------------------------
the effective date of the completion of the conversion of Lexington First Federal Mutual Holding Company from mutual to stock form, any person shall acquire the beneficial ownership of more than 10% of any class of equity security of the Corporation without the prior approval by a two-thirds vote of the Continuing Directors, as defined in Article XV of this Charter, then the record holders of voting stock of the Corporation beneficially owned by such acquiring person shall have only the voting rights set forth in this Section (A) on any matter requiring their vote or consent. With respect to each vote in excess of 10% of the voting power of the outstanding shares of voting stock of the Corporation which such record holders would otherwise be entitled to cast without giving effect to this Section (A), such record holders in the aggregate shall be entitled to cast only one-hundredth (1/100th) of a vote, and the aggregate voting power of such record holders, so limited for all shares of voting stock of the Corporation beneficially owned by such acquiring person, shall be allocated proportionately among such record holders. For each such record holder, this allocation shall be accomplished by multiplying the aggregate voting power, as so limited, of the outstanding shares of voting stock of the Corporation beneficially owned by such acquiring person by a fraction whose numerator is the number of votes represented by the shares of voting stock of the Corporation owned of record by such record holder (and which are beneficially owned by such acquiring person) and whose denominator is the total number of votes represented by the shares of voting stock of the Corporation that are beneficially owned by such acquiring person. A person who is a record owner of shares of voting stock of the Corporation that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of

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votes that such person would be entitled to cast under this Section (A) by virtue of such shares being so beneficially owned by any of such acquiring persons.

     (B) Definitions.  The term "person" means an individual, a group acting in
         -----------
concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group acting in concert formed for the purpose of acquiring, holding or disposing of securities of the Corporation. The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise. The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for or request for invitation for tenders of, a security or interest in a security for value. The term "acting in concert" includes: (1) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement; and (2) a combination or pooling of voting or other interests in the Corporation's outstanding shares for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The term "beneficial ownership" shall have the meaning defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934.

     (C) Exclusion for Underwriters, Employee Benefit Plans and Certain Proxies.
         ----------------------------------------------------------------------
The restrictions contained in this Article XIV shall not apply to: (1) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation or a subsidiary thereof; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than 10% of any class of equity security of the Corporation; (2) any proxy granted to one or more Continuing Directors, as defined in Article XV of this Charter, by a shareholder of the Corporation; or (3) any employee benefit plans of the Corporation or a subsidiary thereof. In addition, the Continuing Directors, as defined in Article XV of this Charter, the officers and employees of the Corporation and its subsidiaries, the directors of subsidiaries of the Corporation, the employee benefit plans of the Corporation and its subsidiaries, entities organized or established by the Corporation or any subsidiary thereof pursuant to the terms of such plans and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be a group with respect to their beneficial ownership of voting stock of the Corporation solely by virtue of their being directors, officers or employees of the Corporation or a subsidiary thereof or by virtue of the Continuing Directors, as defined in Article XV of this Charter, the officers and employees of the Corporation and its subsidiaries and the directors of subsidiaries of the Corporation being fiduciaries or beneficiaries of an employee benefit plan of the Corporation or a subsidiary of the Corporation. Notwithstanding the foregoing, no director, officer or employee of the Corporation or any of its subsidiaries, or group of any of them, shall be exempt from the provisions of this Article XIV should any such person or group become a beneficial owner of more than 10% of any class of equity security of the Corporation.

     (D) Determinations.  A majority of the Continuing Directors, as defined in
         --------------
Article XV of this Charter, shall have the power to construe and apply the provisions of this Article XIV and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to: (1) the number of shares beneficially owned by any person; (2) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership; (3) the application of any other definition or operative provision of this Article XIV to the given facts; or (4) any other matter relating to the applicability or effect of this Article XIV. Any constructions, applications or determinations made by the Continuing Directors, as defined in Article XV of this Charter, pursuant to this Article XIV in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its shareholders.

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                                  ARTICLE XV

                       Approval of Business Combinations

     The shareholder vote required to approve a Business Combination (as hereinafter defined) shall be as set forth in this Article XV, in addition to any other requirements under applicable law.

     (A) (1)    Except as otherwise expressly provided in this Article XV, the affirmative vote of the holders of (i) at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least two-thirds of the outstanding shares of each such class or series) and (ii) a majority of the outstanding shares entitled to vote thereon not including shares deemed beneficially owned by a Related Person (as hereinafter defined) shall be required in order to authorize any of the following:

                (a) any merger, share exchange or consolidation of the Corporation or any subsidiary thereof with or into a Related Person;

                (b) any sale, lease, exchange, transfer or other disposition of (including, without limitation, the granting of any mortgage, pledge or other security interest in) all or any Substantial Part (as hereinafter defined) of the assets (in one transaction or in a series of transactions) of the Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary thereof to a Related Person or proposed by or on behalf of a Related Person;

                (c) any sale, lease, exchange, transfer or other disposition of including, without limitation, any granting of a mortgage, pledge or any other security interest in, all or any Substantial Part of the assets (in one transaction or in a series of transactions) of a Related Person to the Corporation or a subsidiary thereof;

                (d) the issuance or transfer (in one transaction or in a series of transactions) by the Corporation or any subsidiary thereof of any securities of the Corporation or of a subsidiary thereof to a Related Person other than pursuant to a dividend or distribution made pro rata to all shareholders of the Corporation;

                (e) the acquisition by the Corporation or a subsidiary thereof of any securities of a Related Person or of any securities convertible into securities of a Related Person;

                (f) any transaction proposed by or on behalf of a Related Person or pursuant to any agreement, arrangement or understanding with a Related Person which has the effect, directly or indirectly, of increasing the Related Person's proportionate ownership of voting securities of the Corporation or of a subsidiary thereof (or of securities that are convertible to, exchangeable for or carry the right to acquire such voting securities);

                (g) the adoption of any plan or proposal of liquidation or dissolution of the Corporation, any reincorporation of the Corporation in another state or jurisdiction, any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation proposed by or on behalf of a Related Person;

                (h) any loans, advances, guarantees, pledges, financial assistance, security arrangements, restrictive covenants or any tax credits or other tax advantages provided by, through or to the Corporation or any subsidiary thereof as a result of which a Related Person receives a benefit, directly or indirectly, other than proportionately as a shareholder; and

                (i) any agreement, contract or other arrangement providing for any of the transactions described in this Section (A).

         (2) Such affirmative vote shall be required notwithstanding any other provision of this Charter, any provision of law, or any agreement with any national securities exchange or automated quotation system which might otherwise permit a lesser vote or no vote.

         (3) The term "Business Combination" as used in this Article XV shall mean any transaction which is referred to in any one or more of Subsections
     (1)(a) through (1)(i) of this Section A.

     (B) The provisions of Section (A) of this Article XV shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of this Charter, any provisions of law or any agreement with any federal regulatory agency, national securities exchange or automated quotation system, if either the Business Combination or the transaction in which the Related Person became a Related Person shall have been approved in advance by at least two-thirds of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall be effective only if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

     (C) For the purpose of this Article XV the following definitions apply:

         (1) The term "Related Person" shall mean: (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934) "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation;
     (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity; or (c) any corporation which would be an "affiliate" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity following a Business Combination. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, upon exercise of conversion rights, warrants or options or otherwise shall be deemed "beneficially owned" by such Related Person.

         (2) The term "Substantial Part" shall mean more than 10 percent of the total assets of the Corporation or the Related Person, as the case may be, as of the end of its most recent fiscal year ending prior to the time the determination is made.

         (3) The term "Continuing Director" shall mean any member of the board of directors of the Corporation who is unaffiliated with a Related Person and was a member of the board of directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board of directors.

         (4) The term "Continuing Director Quorum" shall mean at least two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

                                  ARTICLE XVI

                      Evaluation of Business Combinations

     In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the shareholders, when evaluating a Business Combination (as defined in Article XV of this Charter) or a tender or exchange offer, the board of directors of the Corporation may, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (A) the social and economic effects of the transaction on the Corporation, its subsidiaries, employees, depositors, loan and other customers and creditors and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; (B) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (C) the competence, experience and integrity of the acquiring person or entity and its or their management.


                                 ARTICLE XVII

                                 Incorporator

     The name, address and zip code of the Corporation's incorporator are Howard Tignor, 19 Natchez Trace Drive, Lexington, Tennessee 38351.


                                 ARTICLE XVIII

                               Initial Directors

     The names of the individuals who are to serve as initial directors of the Corporation until the first meeting of shareholders are Charlie H. Walker, Howard W. Tignor, Arba Milam Taylor, Stephen M. Lowry, Pope Thomas, Robert C. Thomas, Richard Walker, Stephen M. Milam and Pat Carnal. The address of each initial director is 19 Natchez Trace Drive, Lexington, Tennessee 38351.


                                  ARTICLE XIX

                              Amendment of Bylaws

     To the extent permitted by the Tennessee Business Corporation Act, the board of directors of the Corporation is expressly authorized to repeal, alter, amend or rescind the bylaws of the Corporation by vote of a majority of the board of directors at a legal meeting held in accordance with the bylaws. Notwithstanding any other provision of this Charter or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall be repealed, altered, amended or rescinded by the shareholders of the Corporation only by vote of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting).

                                  ARTICLE XX

                             Amendment of Charter

     The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Charter in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VIII, IX, X, XI, XII, XIII, XIV, XV, XVI and XIX of this Charter and this
Article XX may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting); except that such repeal, alteration, amendment or rescission may be made by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) if the same is first approved by a majority of the Continuing Directors, as defined in Article XV of this Charter.

     THE UNDERSIGNED, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the Tennessee Business Corporation Act, does make this Charter, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand as of July 9, 1997.



                                 /s/ Howard W. Tignor
                                 ------------------------------------
                                 Howard W. Tignor
                                 Incorporator